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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report on the financial statements of Safeco Separate Account SL, dated January 31,
2003, and our report on the consolidated financial statements of Safeco Life Insurance Company and Subsidiaries, dated January 27, 2003 in Post-Effective Amendment No. 26 to the Registration Statement (Form N-6, No. 333-30329) and related Prospectus of Safeco Separate Account SL, dated May 1, 2003.

                                                           /s/ Ernst & Young LLP


Seattle, Washington
April 28, 2003